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                                                                  EXHIBIT 10.14

                          AGREEMENT FOR CONSULTING SERVICES


    This Agreement is made by and between Pegas Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Robert Langer (the "Consultant") as of November 15, 1991.

    1. Services. The Consultant shall provide to the Company the services set forth in Exhibit A in accordance with the terms and conditions contained in this Agreement.

    2. Term. Unless terminated in accordance with the provisions of paragraph 7 hereof, this Agreement shall remain in force, and the services provided by the Consultant to the Company shall be performed, until June 30, 1995.

    3. Payment for Service Rendered. For providing the consulting services as defined herein, the Company shall pay the Consultant the amount set forth in paragraph 4 of Exhibit A. The Company shall reimburse the Consultant for all approved expenses including travel.

    4. Nature of Relationship. The Consultant is an independent contractor and will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior consent.

    5. Inventions, Patents and Technology. The Consultant shall promptly and fully disclose and assign and transfer to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other intellectual property ("Proprietary Information") which relate to the business of the Company and which are conceived, developed or reduced to practice by the Consultant during the performance of the consulting services performed for the Company hereunder. If the Consultant conceives, develops or reduces to practice during the performance of the consulting services hereunder Proprietary Information which does not relate to the business of the Company, Consultant shall give the Company written notice describing such Proprietary Information in general terms and the Company shall have thirty (30) days from receipt of such notice to notify the Consultant if it desires rights to utilize such Proprietary Information in which event the Company and the Consultant shall in good faith negotiate terms and conditions for the Company to obtain such rights. The Consultant shall treat all Proprietary Information as the confidential information of the Company. Except as otherwise provided, the Company shall be the sole owner of any and all Proprietary Information, including all patents that may result therefrom, and Consultant shall have no right to use the Proprietary Information for any purpose whatsoever other than to perform services for the Company hereunder. Consultant shall execute any and all documentation requested by the Company in connection with the foregoing.

    6. Confidentiality. The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone either during the term of this Agreement or for five (5) years thereafter any of the Company's trade secrets or other confidential or proprietary data or information of any

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kind whatsoever ("Company Information") acquired by the Consultant in carrying out the terms of this Agreement. The Consultant further agrees that upon completion or termination of this Agreement, he will turn over to the Company, or make such disposition thereof as may be directed or approved by the Company, any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of the Agreement. Notwithstanding the foregoing, the Consultant shall be free to disclose any results, information, discoveries, inventions or data which has been acquired by Consultant outside of this Agreement. Consultant further agrees that he will not disseminate and/or publish any research results, information, discoveries, inventions or data conceived or developed in the course of any work sponsored by the Company at any medical institution or any institution of higher learning. Consultant shall not divulge Company Information to any person unless such person shall have executed a confidentiality agreement with the Company.

    7. Termination. Without limiting any rights which either party may have by reason of any default by the other party, either party reserves the right to terminate this Agreement at its convenience by written notice given sixty (60) days prior to the date of such termination. Such termination shall be effective in the manner and upon the date specified in said notice. The provisions of Paragraph 6 above shall survive any termination or expiration of this Agreement.

    8. Consultant's Covenants. Consultant hereby covenants and agrees that, during the term of this Agreement, except for his primary employment described in Section 9, Consultant shall not become employed by or perform consulting services for any person or entity that is or, as a result of such services, would become, a competitor in the Company's field of business or otherwise would create a conflict of interest for Consultant.

    9. Primary Employer. The Company and the Consultant recognize that the Consultant's primary duty is to his current primary employer, and that such primary employer's policy guidelines and the Consultant's obligations to such primary employer shall govern in the event a conflict arises with this Agreement. If Consultant should leave his current primary employer and accept employment with a similar institution, the guidelines of that institution shall govern.

    10.  Miscellaneous.

         (a) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         (b) This Agreement shall be deemed to be a contract made under the law of the State of California and for all purposes it, plus any related or supplemental documents and notices shall be construed in accordance with and be governed by the law of such state.

         (c) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, cancelled or waived in whole or in part, except by written instruments signed by the parties hereto.

                                       -2-

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         (d)  This Agreement, including the exhibits attached hereto and made a part hereof, constitutes and expresses the entire agreement and understanding between the parties. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document.

         (e) The Consultant may not subcontract any part or all of the services to be provided without the prior written consent of the Company; however, the Consultant may, at his own expense, use assistants to accomplish the services required by this Agreement.

                                       -3-
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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                  CONSULTANT:

                                  /s/ Robert Langer
                                  ----------------------------------------
                                  (Signature)


                                  Robert Langer
                                  ----------------------------------------
                                  (Print or Type Name)

                                  (address)

                                  77 Lombard Street
                                  ----------------------------------------

                                  Newton, MA 02158
                                  ----------------------------------------

                                  SS# ###-##-####
                                      ------------------------------------



                                  PEGAS PHARMACEUTICALS, INC.

                                  By: /s/ Stephen C. Rowe
                                      -------------------------------------

                                  Title: V.P. Business Development
                                      -------------------------------------

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                          AGREEMENT FOR CONSULTING SERVICES

                                      EXHIBIT A


    1.   Description of consulting services:  See Attachment #1.

    2. Anticipated Number of Days per Month: up to 2 (up to 24 days per year as required by Company)

    3. The Consultant shall report to the Company's CEO, who is currently Mark Levin.

    4. Cash Payment for services: $24,000 per year (payable in monthly installments)

         Consultant shall have the right to purchase 440,000 shares of Common Stock for cash at a price of $.01 per share, vesting over four
         (4) years.


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                                    ATTACHMENT #1



    1.   SAB Member

    2.   Description of Consulting Services:

         (a)  SAB Membership/Company Activities

              -    Attend monthly SAB meetings.

         (b)  Attend outside meetings

              -    Corporate development meetings.

              -    Fund raising meetings (i.e. venture capital).

         (c)  Recruiting

              -    Interview candidates.

              -    Referencing on candidates.